Exhibit 99.1

Contact:	Brian Begley
Vice President
Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P.

REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Philadelphia, PA, February 22, 2011 – Atlas Energy, L.P. (NYSE: AHD) (the “Partnership”), formerly Atlas Pipeline Holdings, L.P., the parent of the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or “Atlas Pipeline”) and its subsidiaries, today reported its results for the quarter and year ended December 31, 2010. The Partnership, which at December 31, 2010 owned a 2.0% general partner interest, all of the incentive distribution rights, and 5.75 million common units of Atlas Pipeline, presents its financial results consolidated with those of Atlas Pipeline.

On a GAAP basis, the Partnership had net loss attributable to common limited partners of $4.0 million and net income attributable to common limited partners of $27.9 million for the fourth quarter of 2010 and full year 2010, respectively, compared with a net loss of $6.3 million for the prior year fourth quarter and net income of $4.0 million for the prior year. The increased earnings were primarily due to the $312.1 million gain on sale of discontinued operations from the sale of Elk City, or $39.9 million net of non-controlling interest in the current period. Please see today’s APL press release regarding its 2010 fourth quarter and full year earnings for further information regarding its results. On January 25, 2011, the Partnership declared a distribution for the fourth quarter of 2010 of $0.07 per common limited partner unit, to holders of record on February 7, 2011, which was paid on February 18, 2011.

On Thursday, February 17, 2011, Atlas Energy, Inc. (“ATLS”) and Chevron Corporation completed their merger. Concurrently with the Chevron-ATLS merger, the Partnership acquired all of ATLS’ interests in its investment management business as well as certain producing oil & gas assets. The Partnership paid approximately 23.4 million newly issued common units and $30 million in cash for these assets. The new Partnership common units, along with 17.8 million Partnership common units previously owned by ATLS, were distributed to all ATLS shareholders. Following the merger transactions, the Partnership has the following interests:

•	The investment management business, including ongoing annual fee income of approximately $15 million for managing the existing partnerships;
•

Over 187 Bcfe of proved reserves located in the Appalachian Basin, New Albany Shale, Antrim Shale, Chattanooga Shale and Niobrara formation; the Partnership is currently producing approximately 34 Mmcfe per day from interests in over 8,500 well locations;

•

Ownership of the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), including all of the incentive distribution rights in APL, and approximately 5.75 million APL common units (10.8% of APL’s outstanding units);

•	An 18% interest in the general partner of Lightfoot Capital Partners and 100% interest in Atlas Energy GP, LLC (the Partnership’s general partner)

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Pipeline’s fourth quarter and full year 2010 results on Tuesday, February 22, 2011 at 9:00 am ET by going to the home page of Atlas Pipeline’s website at www.atlaspipeline.com. An audio replay of the conference call will also be available beginning at 12:00 pm ET on Tuesday, February 22, 2011. To access the replay, dial 1-888-286-8010 and enter conference code 45687751.

Atlas Energy, L.P. (NYSE: AHD), formerly Atlas Pipeline Holdings, L.P., is a master limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.75 million common limited partner units of APL. Additionally, AHD owns an interest in over 8,500 producing natural gas and oil wells, representing over 185 Bcfe of net proved developed reserves. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,600 miles of active intrastate gas gathering pipeline. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy, L.P. (formerly Atlas Pipeline Holdings, L.P.) believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Atlas Energy, L.P. does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in commodity prices and local or national economic conditions and other risks detailed from time to time in the Partnership’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS ENERGY, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY(1)

(in thousands, except per unit data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009(2)	2010	2009(2)
Revenue:
Natural gas and liquids	$248,070	$201,528	$890,048	$636,231
Transportation, processing and other fees(3)	11,149	9,277	41,093	59,075
Other income (loss), net	(6,129)	(8,866)	4,422	(23,061)

Total revenue and other income (loss), net	253,090	201,939	935,563	672,245

Costs and expenses:
Natural gas and liquids	198,720	159,072	720,215	527,730
Plant operating	12,178	12,501	48,670	45,566
Transportation and compression	340	401	1,061	6,657
General and administrative(4)	11,044	12,345	36,394	38,931
Depreciation and amortization	19,250	20,117	74,897	75,684
Goodwill and other asset impairment	–	10,325	–	10,325
Acquisition costs	1,167	–	1,167	–
Interest	14,219	28,607	94,807	106,531

Total costs and expenses	256,918	243,368	977,211	811,424

Equity income in joint venture	783	1,903	4,920	4,043
Gain (loss) on asset sale and other	(10,729)	–	(10,729)	108,947

Loss from continuing operations	(13,774)	(39,526)	(47,457)	(26,189)

Discontinued operations:
Gain on sale of discontinued operations	610	–	312,102	53,571
Earnings from discontinued operations	(139)	2,907	9,053	30,577

Income from discontinued operations	471	2,907	321,155	84,148

Net income (loss)	(13,303)	(36,619)	273,698	57,959
Income attributable to non-controlling interests	(1,400)	(1,101)	(4,738)	(3,176)
(Income) loss attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	10,695	31,453	(241,026)	(50,748)

Net income (loss) attributable to common limited partners	$(4,008)	$(6,267)	$27,934	$4,035

Amounts attributable to common limited partners:
Continuing operations	$(4,076)	$(6,580)	$(11,994)	$(7,768)
Discontinued operations	68	313	39,928	11,803

Net income (loss) attributable to common limited partners	$(4,008)	$(6,267)	$27,934	$4,035

Net income (loss) attributable to common limited partners per unit:
Basic:
Continuing operations Basic	$(0.14)	$(0.24)	$(0.43)	$(0.28)
Discontinued operations	0.00	0.01	1.44	0.43

	$(0.14)	$(0.23)	$1.01	$0.15

Diluted:
Continuing operations Basic	$(0.14)	$(0.24)	$(0.43)	$(0.28)
Discontinued operations	0.00	0.01	1.44	0.43

	$(0.14)	$(0.23)	$1.01	$0.15

Weighted average common limited partner units outstanding:
Basic	27,762	27,677	27,718	27,663

Diluted	27,762	27,677	27,718	27,663

(1)   Based on the GAAP statements of operations to be included in Form 10-K, with certain items summarized.

(2)   Restated to reflect amounts reclassified to discontinued operations due to the Partnership’s sale of the Elk City gas gathering and processing systems.

(3)   Includes affiliate revenues related to transportation and processing provided to Atlas Energy Resources, LLC.

(4)   Includes compensation reimbursement to affiliates.

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